UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Redback Networks Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Redback Networks Inc., which will be held at Redback’s principal executive offices located at 300 Holger Way, San Jose, California 95134 on Thursday, May 11, 2006, at 1:00 p.m., Pacific Time.

Details of the business to be conducted at the annual meeting are given in the attached proxy statement and notice of annual meeting of stockholders.

It is important that your shares be represented and voted at the meeting. Your vote as a stockholder of Redback is important. YOU MAY VOTE YOUR SHARES BY:

—	casting your vote via the Internet at the website listed on your proxy card;

—	dialing the telephone number indicated on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone; or

—	marking, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope provided.

You may also vote in person at the annual meeting, even if you use any of the three options above. If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership as of March 15, 2006 and bring that evidence to the annual meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Redback. We look forward to seeing you at the annual meeting.

Sincerely,

Kevin A. DeNuccio President and Chief Executive Officer

REDBACK NETWORKS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2006

You are invited to attend the annual meeting of stockholders of Redback Networks Inc., a Delaware corporation (“Redback” or the “Company”), which will be held at Redback’s principal executive offices located at 300 Holger Way, San Jose, California 95134 on Thursday, May 11, 2006, at 1:00 p.m., Pacific time, for the following purposes:

1.	To elect members of the Board of Directors to serve until the next annual meeting or until their successors have been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Redback’s independent registered public accounting firm for the fiscal year ending December 31, 2006;

3.	To approve an amendment to Redback’s 1999 Stock Incentive Plan to increase the number of shares available for issuance under the plan by 3,000,000 shares in 2006 and by 3,000,000 shares in 2007 and to allow awards granted thereunder to continue to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code; and

4.	To transact any other business as may properly come before the meeting.

These items of business are described in detail in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 15, 2006 are entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

Kevin A. DeNuccio President and Chief Executive Officer

San Jose, California

April 10, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE; OR YOU MAY VOTE TELEPHONICALLY OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

REDBACK NETWORKS INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2006

The Board of Directors of Redback Networks Inc., a Delaware corporation, is soliciting proxies for the 2006 annual meeting of stockholders to be held at our principal executive offices located at 300 Holger Way, San Jose, California 95134 on Thursday, May 11, 2006, at 1:00 p.m., Pacific Time. Our telephone number is (408) 750-5000. The proxy materials are being mailed to stockholders as part of this package. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The proxy materials, which include this proxy statement, a proxy card, the letter to stockholders from our chief executive officer and our annual report on Form 10-K for the fiscal year ended December 31, 2005, are being mailed to stockholders on or about April 10, 2006.

Redback will pay the costs of soliciting proxies from stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on behalf of Redback, without additional compensation, personally or by telephone.

Q:	What is the purpose of the meeting?

A:	At the annual meeting the stockholders will consider and vote on the proposals that are described in detail in this proxy statement.

Q:	Who can vote at the meeting?

A:	The Board of Directors set March 15, 2006, as the record date. All stockholders who owned Redback common stock or Series B convertible preferred stock at the close of business on March 15, 2006 are entitled to vote at the annual meeting. On March 15, 2006 there were 56,644,940 shares of common stock outstanding entitled to vote and 651,749 shares of Series B convertible preferred stock outstanding entitled to vote. Each holder of common stock is entitled to one vote for each share of common stock held on March 15, 2006 and each holder of Series B convertible preferred stock is entitled to ten votes for each share of Series B convertible preferred stock held on March 15, 2006.

On November 3, 2003, we filed a prepackaged plan of reorganization (the “Plan of Reorganization”) under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The bankruptcy court entered an order confirming the plan on December 22, 2003. The Plan of Reorganization became effective by its terms and Redback emerged from bankruptcy on January 2, 2004. In conjunction with the Plan of Reorganization, we effected an approximately 73-to-1 reverse stock split. Except as otherwise specifically noted in this proxy statement, all share amounts stated have been adjusted to reflect the reverse stock split.

Q:	Who will count the votes?

A:	The inspector of elections appointed for the meeting will count all votes. Votes for and against the proposals and abstentions and broker non-votes will be counted separately.

Q:	How many votes are required to hold the meeting?

A:	A majority of Redback’s outstanding shares entitled to vote (a quorum) as of the record date must be present at the meeting in order to hold the meeting and conduct business. Your shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voted over the telephone or the Internet.

In determining if there is a quorum, abstentions and broker non-votes will be counted as present.

Q:	What proposals will be voted on at the meeting?

A:	The stockholders will vote on three proposals at the meeting:

1.	To elect the Board of Directors;

2.	To ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

3.	To approve an amendment to Redback’s 1999 Stock Incentive Plan to increase the number of shares available for issuance under the plan by 3,000,000 shares in 2006 and by 3,000,000 shares in 2007 and to allow awards granted there under to continue to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Q:	What is the voting requirement to approve each of the proposals?

A:	For the election of directors, John L. Drew has been elected as the designee of the holders of the Series B convertible preferred stock, as provided in the Certificate of Designation for Redback’s Series B convertible preferred stock. In addition, the six other individuals receiving the highest number of “FOR” votes will be elected. The ratification of our independent registered public accounting firm and the approval of the amendment to the 1999 Stock Incentive Plan require the “FOR” vote of a majority of the votes cast at the meeting.

Q:	How are votes counted?

A:	In the election of directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Abstentions and broker non-votes will not be counted toward a nominee’s total. For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN”. If you “ABSTAIN” from voting, it has the same effect as a vote “AGAINST”.

Whether or not you are able to attend the annual meeting, you are urged to complete and return the proxy. Your proxy will be voted as you direct on your proxy. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each director nominee and “FOR” the other proposals. If you do not vote and you hold your shares in a brokerage account in your broker’s name, your shares will not be counted in the number of shares cast “FOR,” “WITHHELD,” “AGAINST” or “ABSTAIN” on any proposal where your broker does not have authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, these shares may be counted for the purpose of establishing a quorum for the meeting. Shares may not be voted cumulatively.

Q:	Can I change my vote after I return my proxy?

A:

You may revoke or change your proxy at any time before the annual meeting. Just send a written notice of revocation or another signed proxy with a later date to Redback’s Corporate Secretary at our principal executive offices before the beginning of the annual meeting. You may also automatically revoke your proxy by attending the annual meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming that you were the beneficial owner as of the record date. If you voted via telephone, you will need to revoke your proxy by calling 1-800-454-8683. Proxies voted via the internet will need to be revoked at the web address: www.proxyvoting.com/RBAK.

Q:	Who pays for solicitation of proxies?

A:	Redback will bear the entire cost of solicitation, including the preparation and mailing of this proxy statement, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to the beneficial owners. Redback may reimburse the costs of these persons of forwarding the solicitation materials. There may be additional solicitation by telephone, telegram, or other means by directors, officers, employees or agents of Redback. They will not receive additional compensation for any such services.

Q:	What are Redback’s voting recommendations?

A:	Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” each of the other proposals.

Q:	Where can I find the voting results?

A:	Preliminary results will be available at the annual meeting. Final results will be included in Redback’s first quarterly report on Form 10-Q filed after the annual meeting.

CORPORATE GOVERNANCE

Redback is committed to sound and effective corporate governance practices. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The major components of our corporate governance practices are described below.

Board Independence

The Board makes an annual determination as to the independence of each of our Board members under the current standards for “independence” established by the Securities and Exchange Commission and the NASDAQ Stock Market’s National Market (“Nasdaq”). The Board has determined that the following members of the Board, comprising a majority of the Board, satisfy these “independence” standards: Roy D. Behren, John L. Drew, David C. Friezo, Paul Giordano, William H. Kurtz and Martin A. Kaplan. On at least two occasions during the 2006 fiscal year, our Board will meet in executive sessions in which solely the independent Board members will be present.

Board of Director Meetings

During the fiscal year ended December 31, 2005, the Board of Directors held five meetings and acted by written consent in lieu of a meeting on four occasions. During the fiscal year, each of the directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during the term of such director’s tenure in 2005 and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the term of such director’s tenure in 2005. Redback has a policy encouraging the attendance of directors at the annual meeting of stockholders.

Seven current members of the Board of Directors were directors at the time of the 2005 Annual Meeting of Stockholders. Six members attended that meeting.

The Board of Directors has an audit committee, a compensation committee, a nominating and corporate governance committee and a strategic business development committee. The audit committee, compensation committee, and nominating and corporate governance committee each has adopted a written charter. The charters of the audit committee and the nominating and corporate governance committee are available on our website at www.redback.com/corporategovernance.

The members of the committees are identified in the following table:

Director	Audit	Compensation	Nominating/ Corporate Governance	Strategic Business Development
Kevin A. DeNuccio
Paul Giordano		Member	Chair	Chair
Roy D. Behren	Member
John L. Drew		Chair	Member	Member
David C. Friezo				Member
Martin A. Kaplan	Member	Member	Member
William H. Kurtz	Chair

Audit Committee

The audit committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of Redback’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to Redback’s independent registered public accounting firm, the performance of Redback’s independent registered public accounting firm and the accounting practices of Redback. The audit committee meets independently with our independent registered public accounting firm and our senior management and reviews the general scope of our accounting, financial reporting, annual audit and the results of the annual audit, interim financial statements, auditor independence issues, and the adequacy of the audit committee charter.

During the fiscal year ended December 31, 2005, the audit committee held 15 meetings and acted by written consent in lieu of a meeting on one occasion. The current members of the audit committee are Messrs. Behren, Kaplan and Kurtz, and the Board has determined that these directors meet the requirements for membership to the audit committee, including the independence requirements of the Securities and Exchange Commission and Nasdaq. The Board has identified Mr. Kurtz as the member of the audit committee who is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (“Regulation S-K”).

The report of our audit committee is found below under the caption “Report of the Audit Committee of the Board of Directors.”

Compensation Committee

The compensation committee of the Board of Directors reviews the performance of Redback’s executive officers, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Stock Incentive Plan. During the fiscal year ended December 31, 2005, the compensation committee held 4 meetings and acted by written consent in lieu of a meeting on 20 occasions. The current members of the compensation committee are Messrs. Drew, Giordano and Kaplan, and the Board of Directors has determined that these directors meet the requirements for membership to the compensation committee, including the independence requirements of Nasdaq.

Compensation Committee Interlocks and Insider Participation.

None of the current compensation committee members or the former committee members have ever been an officer or employee of Redback or any of its subsidiaries, nor were there any compensation committee interlocks or other relationships during 2005 requiring disclosure under Item 402(j) of Regulation S-K.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for, among other things, identifying prospective director nominees and recommending to the Board director nominees for the next annual meeting of stockholders and replacements of a director in the event of a vacancy.

The current members of the nominating and corporate governance committee are Messrs. Drew, Giordano and Kaplan, and the Board of Directors has determined that these directors meet the requirements for membership to the nominating and corporate governance committee, including the independence requirements of Nasdaq. The nominating and corporate governance committee held two meetings during 2005.

The nominating and corporate governance committee determines the required selection criteria and qualifications of director nominees based upon Redback’s needs at the time nominees are considered. The committee considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors. Except as may be required by rules promulgated by Nasdaq or the Securities and Exchange Commission, it is the current view of the committee that there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the suitability of the candidates, the committee considers many factors, including, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole. While the committee has not established specific minimum qualifications for Director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. A copy of the nominating and corporate governance committee is available at www.redback.com/corporategovernance.

The nominating and corporate governance committee will consider the above criteria for nominees identified by the committee itself, by stockholders, or through some other source. The nominating and corporate governance committee does not currently use the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, the committee may use such services in the future, as it deems necessary or appropriate at the time in question.

In accordance with the policy of the nominating and corporate governance committee, stockholders wishing to recommend persons for consideration as nominees for election to Redback’s Board of Directors can do so by writing to Redback’s Corporate Secretary at 300 Holger Way, San Jose, California 95134, giving each such persons’ name, home and business contact information, detailed biographical data and qualifications, and information regarding any relationships between the candidate and Redback within the last three years. Any such recommendation should be accompanied by (i) a written statement from the person recommended of his or her consent to be named as a nominee and, if nominated and elected, to serve as a director and (ii) evidence of the nominating person’s ownership of Redback stock. Redback’s bylaws also contain a procedure for the direct nomination of directors by stockholders. Please note the deadlines listed at the end of this document under the heading “DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS” regarding stockholder submissions for the 2007 Annual Meeting. Stockholders who wish to communicate with the Board of Directors may do so by following the procedures described under the heading “Communications with the Board of Directors” below.

Strategic Business Development Committee

The current members of the strategic business development committee are Messrs. Drew, Friezo and Giordano. The strategic business development committee reviews potential strategic business opportunities as they arise and meets as needed.

Code of Ethics

Redback has adopted a Code of Ethics for its directors, officers and other employees. A copy of the Code of Ethics is available on Redback’s web site at www.redback.com/corporategovernance.

Director Compensation

The following provides information on Redback’s compensation for Outside Directors during fiscal year 2005. An Outside Director is defined as a director that is not (1) an employee of Redback or (2) an employee, fund manager or general partner of an equity investor in Redback. The Board has not made any changes to director compensation for 2006.

Cash Compensation.    Each Outside Director and only Outside Directors receive the following cash compensation: (i) an annual retainer of $20,000; (ii) the Chairman of the Board will receive an additional $5,000 annual cash payment for services as Chairman; (iii) audit committee members will receive an additional $5,000 annual cash payment for services as an audit committee member with an additional $15,000 cash payment to the chair of the audit committee; and (iv) the members of the compensation committee and the nominating and corporate governance committee will receive an additional $3,000 annual cash payment for services as a compensation committee member or a nominating and corporate governance committee member.

Equity Compensation.    When an Outside Director initially joins the Board of Directors, the Outside Director will be granted an option from the 1999 Stock Incentive Plan to purchase 40,000 shares of common stock. In addition, at the annual meeting of stockholders subsequent to the year an Outside Director joins Redback, the Outside Director will receive an additional option grant from the 1999 Stock Incentive Plan to purchase 20,000 shares of common stock. An Outside Director will not receive the initial 40,000 share option grant and the annual 20,000 share option grant in the same calendar year. The exercise price for each option granted to Outside Directors under the 1999 Stock Incentive Plan will be equal to the fair market value per share of Redback common stock at the close of business on the date of the grant. The initial 40,000 share option grant vests over four years, with 10,000 shares vesting on the first anniversary of the date of grant and the remaining shares vesting monthly thereafter over the remaining three years. Each additional 20,000 share option grant vests fully on the date of the next annual meeting following the meeting at which the option was granted. In the event an Outside Director is terminated for any reason except for cause within the first year, the first 10,000 shares scheduled to vest underlying that director’s options will vest immediately rather than on the first anniversary of the grant date. The Outside Directors have one year from the date of termination to exercise the vested shares. In addition, an Outside Director receives a grant of 25,000 shares of restricted stock when he or she initially joins the board. The restricted stock vests monthly over a two-year period, but 12-months’ vesting will accelerate in the event the Outside Director is terminated for any reason except for cause after a change in control.

During 2005, the Board of Directors determined that, as a result of the Company’s 73-to-1 reverse stock split effected in 2004, the remaining shares available under the 1999 Directors’ Option Plan were minimal and as a result, approved the termination of the 1999 Directors’ Option Plan as of May 6, 2005. All options and restricted stock granted to directors after such date and in the future are awarded under the 1999 Stock Incentive Plan.

Directors who are also Redback employees are eligible to participate in Redback’s 1999 Employee Stock Purchase Plan.

Communications with the Board of Directors

Redback provides a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board of Directors by sending a letter to Redback’s Corporate Secretary at Redback Networks Inc., 300 Holger Way, San Jose, California 95134. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate. Employees and others who wish to contact Redback’s General Counsel or any member of the audit committee to report questionable accounting or auditing matters may also use this address. Employees may report such concerns on an anonymous basis, as set forth in Redback’s Financial Information Integrity Policy, which policy is available to employees of Redback.

PROPOSAL 1

ELECTION OF DIRECTORS

The seven current members on our Board of Directors are the nominees recommended by the Board for election at the 2006 annual meeting and are listed below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees listed below unless otherwise directed. The ages of the nominees as of March 15, 2006, their positions and offices held with Redback and certain biographical information are set forth below. There are no family relationships among any of our directors or executive officers. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected as a nominee, other than (i) with persons acting solely in their capacity as officers or directors of Redback; (ii) the right of Kevin A. DeNuccio to be a member of the Board of Directors as provided in his employment agreement; and (iii) the right of the holders of a majority of the Series B convertible preferred stock to elect a member of the Board of Directors, as provided in the Certificate of Designation for the Series B convertible preferred stock, pursuant to which John L. Drew currently serves as a member of the Board of Directors. If a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee selected by the present Board of Directors to fill the vacancy. At this time, the Board of Directors is not aware of any nominee who is unable or who will decline to serve as a director. For the election of directors, John L. Drew has been elected as the designee of the holders of the Series B convertible preferred stock, as provided in the Certificate of Designation for Redback’s Series B convertible preferred stock. In addition, the six other individuals receiving the highest number of “FOR” votes will be elected.

Name	Age	Position
Kevin A. DeNuccio	46	Director, Chief Executive Officer and President
Paul Giordano	40	Director, Chairman of the Board
Roy D. Behren	45	Director
John L. Drew	46	Director
David C. Friezo	41	Director
Martin A. Kaplan	68	Director
William H. Kurtz	48	Director

Kevin A. DeNuccio has served as President and Chief Executive Officer and as a member of the Board of Directors of Redback since August 2001. Mr. DeNuccio also serves on the board of JDS Uniphase. Prior to joining Redback, Mr. DeNuccio was with Cisco Systems Inc. from August 1995 to August 2001, where he served as Senior Vice President of worldwide service provider operations. During his tenure at Cisco, Mr. DeNuccio also managed worldwide field operations, including all sales and engineering support organizations. Prior to joining Cisco, Mr. DeNuccio was the Founder, President and Chief Executive Officer of Bell Atlantic Network Integration, Inc., a wholly owned subsidiary of Bell Atlantic (now Verizon Communications). Mr. DeNuccio has also held senior management positions at both Unisys Corporation and Wang Laboratories as Vice President in their network integration and worldwide channel partner businesses. Mr. DeNuccio received his finance degree from Northeastern University and is a graduate of the Executive M.B.A. program at Columbia University.

Paul Giordano has served as a member of the Board of Directors of Redback since January 2004. Mr. Giordano is currently the Chief Executive Officer of Tamalpais Asset Management. Prior to joining Tamalpais Asset Management, Mr. Giordano held various titles with Creedon Keller & Partners from November 2000 to June 2005, including Chief Investment Officer, Head of Portfolio Management and Head of Credit Risk Management. Prior to joining Creedon Keller & Partners, Mr. Giordano served as a Senior Vice President at Fimat USA (a subsidiary of Societe Generale Group) from July 1997 to June 2000. Mr. Giordano holds a B.B.A. degree and an MBA degree in Finance from Pace University.

Roy D. Behren has served as a member of the Board of Directors of Redback since January 2004. Mr. Behren joined Westchester Capital Management in 1994 and is currently a Principal at Green and Smith Investment

Management LLC, an investment affiliate of Westchester Capital Management. Prior to joining Westchester Capital Management, Mr. Behren served as a Senior Attorney with the U.S. Securities and Exchange Commission for seven years. Mr. Behren holds a B.S. degree in Economics from The Wharton School, a J.D. from the University of Miami and an L.L.M. degree in Corporate Law from the New York University School of Law.

John L. Drew has served as a member of the Board of Directors of Redback since January 2004. Mr. Drew joined Technology Crossover Ventures (TCV) as a General Partner in January of 2002. Prior to TCV, from October 2000 to January 2002, Mr. Drew invested in technology start ups and worked with community organizations. From November 1999 to October 2000, Mr. Drew served as the Executive Vice President and Chief Executive Officer of one of Lucent’s subsidiaries, NetworkCare Professional Services. Prior to joining Lucent, Mr. Drew served as the President and Chief Executive Officer of International Network Services which was acquired by Lucent in November 1999. Mr. Drew is currently serving as a director of several privately held companies. Mr. Drew holds a Bachelor of Science degree from the United States Military Academy at West Point and a Master of Science degree in Business Policy from Columbia University.

David C. Friezo has served as a member of the Board of Directors of Redback since January 2004. Mr. Friezo founded and has been a Managing Member of Lydian Asset Management, L.P. since 1999. Prior to founding Lydian Asset Management, L.P., Mr. Friezo held several management positions with Bankers Trust from 1992 to 1997, including his service as the Global Head of Bankers Trust’s equity-linked business. Mr. Friezo is a graduate of Tulane University.

Martin A. Kaplan has served as a member of the Board of Directors of Redback since April 2004. Mr. Kaplan currently serves as Chairman of the Board of JDS Uniphase Corporation, a post he has held since May 2000. Mr. Kaplan has served as a member of JDS Uniphase’s Board of Directors since 1997. From 1986 to 1998, Mr. Kaplan was Executive Vice President of Pacific Bell, responsible for that company’s operations. From 1993 to 1995, Mr. Kaplan also served as Chief Technology, Quality and Re-Engineering Officer for Pacific Bell. Following Pacific Bell’s merger with SBC in 1998, as Executive Vice President of Pacific Telesis, Mr. Kaplan was responsible for coordinating the integration of Pacific Bell, SNET and Ameritech. He retired from that company in 2000 after 40 years to pursue activities in support of his board responsibilities. Mr. Kaplan is also a director of Superconductor Technologies, Inc. and Tekelek. Mr. Kaplan holds a Bachelor of Science degree in Engineering from the California Institute of Technology.

William H. Kurtz has served as a member of the Board of Directors of Redback since October 1999. Since September 2005, Mr. Kurtz has served as Executive Vice President and Chief Financial Officer of Novellus Systems, Inc., a global semi-conductor capital equipment maker. From March 2004 to August 2005, Mr. Kurtz served as Senior Vice President and Chief Financial Officer of Engenio Information Technologies, Inc., a provider of modular, high-performance data storage systems. From July 2001 to February 2004, Mr. Kurtz served as Chief Operating Officer and Chief Financial Officer of 3PARdata, Inc., a privately held data storage company. From August 1998 to June 2001, Mr. Kurtz served as Executive Vice President and Chief Financial Officer of Scient Corporation, a provider of Internet consulting and IT professional services. Before joining Scient, Mr. Kurtz served in various capacities at AT&T from July 1983 to August 1998, including Vice President of Cost Management and Chief Financial Officer of AT&T’s Business Markets Division. Prior to joining AT&T, he worked at Price Waterhouse, now PricewaterhouseCoopers LLP. Mr. Kurtz is currently serving as a director of PMC-Sierra, Inc. Mr. Kurtz is a certified public accountant and received a Bachelor of Science in Accounting from Rider University and a Master of Science in Management from the Stanford University Graduate School of Business.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Redback is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as Redback’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the annual meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as Redback’s independent registered public accounting firm is not required by Redback’s bylaws or otherwise. However, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the audit committee of our Board of Directors will reconsider its selection. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee feels that such a change would be in Redback’s and its stockholders’ best interests.

PricewaterhouseCoopers LLP has audited Redback’s financial statements since 1996. Its representatives are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees Paid During 2004 and 2005

The audit committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm. In addition to retaining PricewaterhouseCoopers LLP to audit the Company’s consolidated financial statements, the audit committee has retained PricewaterhouseCoopers LLP to provide other assurance and advisory services. The audit committee understands the need for PricewaterhouseCoopers LLP to maintain objectivity and independence in its audits of the Company’s financial statements. The audit committee has reviewed all non-audit services provided by PricewaterhouseCoopers LLP and has concluded that the provision of such services was compatible with maintaining the independence of PricewaterhouseCoopers LLP in the conduct of its auditing functions.

To help ensure the independence of the independent registered public accounting firm, the audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for Redback by its independent registered public accounting firm. Pursuant to this policy, all audit and non-audit services to be performed by the independent registered public accounting firm must be approved in advance by the audit committee (or subsequently approved by the audit committee where a subsequent approval is necessary and permissible). These services may include audit services, audit-related services, tax and other services. During 2005 and 2004, all services provided by PricewaterhouseCoopers LLP were pre-approved by the audit committee in accordance with this policy.

The following table sets forth the aggregate fees (rounded to the nearest $1,000) for professional services rendered to Redback by PricewaterhouseCoopers LLP and affiliated entities for the years ended December 31, 2005 and 2004:

	Year Ended December 31,
	2005	2004
Audit Fees (1)	$1,431,000	$1,117,000
Tax Fees (2)	225,000	85,000
All Other Fees (3)	3,000	2,000

Total Fees	$1,659,000	$1,204,000

(1)	Audit Fees. Consist of fees billed for professional services rendered for the audits of the consolidated financial statements of Redback, the review of Redback’s financial statements included in quarterly reports and assistance with and review of registration statements and other regulatory filings. Audit fees for the fiscal year ended December 31, 2005 and December 31, 2004 also include the audit of managements’ report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax Fees. Consist of fees billed for professional services related to federal, state, and international tax compliance, tax advice and tax planning.

(3)	All Other Fees. Consist of fees for services rendered for the license of an accounting and reporting research tool.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS REDBACK’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN

Description of the Amendment

We are asking stockholders to approve an amendment to our 1999 Stock Incentive Plan, as amended and restated (the “1999 Plan”) to increase the number the number of shares available for issuance under the 1999 Plan by an aggregate of 3,000,000 shares in 2006 and by an aggregate of 3,000,000 shares in 2007.

In addition, we are asking stockholders to approve the material terms of the 1999 Plan so that we may deduct for federal income tax purposes equity compensation in excess of $1 million that we may pay to certain of our executive officers in any single year pursuant to the 1999 Plan. As part of this proposal to allow us to deduct this compensation, we are asking stockholders to approve the performance goals and the per-person per-year limits on awards that may be granted, as described below.

A favorable vote for this proposal will allow us to continue to deduct executive compensation in excess of $1 million and provide us with potentially significant future tax benefits and associated cash flows. An unfavorable vote for this proposal would disallow any future tax deductions for executive compensation in excess of $1 million paid to our chief executive officer and our four other most highly compensated employees pursuant to the 1999 Plan.

The Board of Directors approved this amendment to the 1999 Plan in March 2006, subject to approval from the stockholders at the Annual Meeting. Approval of the amendment to the 1999 Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Summary of the 1999 Plan

The following paragraphs provide a summary of the principal features of the 1999 Plan and its operation. The following summary is qualified in its entirety by reference to the 1999 Plan (as amended to give effect to the amendments described above) attached as Appendix A to this proxy statement.

Background and Purpose of the Plan

The 1999 Plan permits the grant of stock options, stock appreciation rights, restricted shares, and restricted stock units (each, an “award”). The 1999 Plan is intended to promote the long-term success of the Company and the creation of stockholder value by encouraging employees, directors and consultants to focus on critical long-range objectives; to help the Company attract and retain the employees, directors and consultants with exceptional qualifications; and to link employees, directors and consultants directly to stockholder interests through increased stock ownership.

Administration of the Plan

The compensation committee of the Board of Directors administers the 1999 Plan. Members of the compensation committee generally must qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company is entitled to receive a federal tax deduction for certain compensation paid under the 1999 Plan) and must meet such other requirements as are established by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3. (For the plan to qualify for exemption under Rule 16b-3, members of the committee must be “non-employee directors.”) Notwithstanding the foregoing, the Board of Directors also may appoint one or more separate committees (whose members do not have to meet the previously discussed qualifications) to administer the 1999 Plan with respect to employees who are not officers or directors of the Company. References in this proposal to the compensation committee refer to the compensation committee or such other committee that administers the 1999 Plan.

Subject to the terms of the 1999 Plan, the compensation committee has the sole discretion to select the employees, directors and consultants who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 1999 Plan and outstanding awards.

Shares Available under the Plan

As of March 15, 2006, prior to giving effect to the increase for which we are seeking approval, an aggregate of 15,822,642 shares may be issued during the life of the 1999 Plan, and 1,413,873 shares remain available for future issuance under the 1999 Plan. At our 2005 annual meeting of stockholders, our stockholders approved an amendment to the 1999 Plan which increased the number of shares available for issuance under the 1999 Plan by an aggregate of 3,099,196 shares in May 2005 and will increase the number of shares available for issuance under the 1999 Plan by an additional 1,611,582 shares in May 2006. These increases are reflected in the aggregate number of shares stated above that may be issued during the life of the 1999 Plan.

Subject to approval by the stockholders at the 2006 Annual Meeting, the Company’s proposed amendment to the 1999 Plan will increase the number of shares that may be issued during the life of the 1999 Plan by an additional 3,000,000 shares in May 2006, to a total of 18,822,642 shares, and by an additional 3,000,000 shares in May 2007, to a total of 21,822,642 shares. In addition, shares that are returned to the 1999 Plan as a result of termination, expiration or forfeiture will be available for issuance under the 1999 Plan. With respect to stock appreciation rights, only shares actually issued pursuant to the award will cease to be available under the 1999 Plan. To the extent an award is paid out in cash rather than shares, the cash payment will not reduce the number of shares available for issuance under the 1999 Plan.

At our 2005 annual meeting of stockholders, our stockholders approved an amendment to the 1999 Plan that eliminated the automatic annual “evergreen” increases in the number of shares available under the 1999 Plan. As the result of our emergence from bankruptcy and the approximately 73-to-1 reverse split of our common stock in January 2004, the automatic annual increase under the 1999 Plan no longer provided a meaningful increase in the number of shares available under the plan. As the result of the elimination of the annual “evergreen” increase, we intend to present to our stockholders for approval any amendments that are proposed in the future to increase the number of shares available for issuance under the 1999 Plan.

Section 162(m)

Awards granted under the 1999 Plan may be designed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer or our four other highest paid employees to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For the awards granted under the 1999 Plan to qualify as “performance-based” compensation under Section 162(m), the conditions of Section 162(m) must be met. These conditions include stockholder approval of the material terms of the 1999 Plan, setting limits on the number of awards that any individual may receive in any single year and for awards other than options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. (See “Performance Goals” for a description of the established performance criteria).

Section 162(m) also requires that limits be imposed on the number of shares that may be subject to awards granted to any one person in any single year. The 1999 Plan now provides that no participant may be granted options or stock appreciation rights covering an aggregate of more than 3,000,000 shares during any one fiscal year. Notwithstanding the 3,000,000 share limit, a participant may be granted options or stock appreciation rights covering up to 6,000,000 shares in connection with his or her initial service. These limits were previously included in the 1999 Plan, but applied only to options; this proposal would make these limits apply jointly to options and stock appreciation rights. In addition, the 1999 Plan now provides that no participant may be granted more than 1,500,000 shares covered by awards of restricted shares or restricted stock units during any one fiscal year. Notwithstanding the 1,500,000 share limit, a participant may be granted up to 3,000,000 shares covered by awards of restricted shares or restricted stock units in connection with his or her initial service. The limits in this paragraph are referred to as the “Section 162(m) limits”.

Eligibility to Receive Awards

The compensation committee selects the employees, directors, and consultants who will be granted awards under the 1999 Plan. The actual number of individuals who will receive an award under the 1999 Plan cannot be determined in advance because the compensation committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the 1999 Plan, the compensation committee may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The compensation committee will determine the number of shares covered by each option, subject to the Section 162(m) limits described above.

The exercise price of the shares subject to each option is set by the compensation committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by incentive stock options and no less than 30% of the fair market value (on the date of grant) of the shares covered by nonstatutory options. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000.

An option granted under the 1999 Plan generally cannot be exercised until it vests. Options become exercisable at the times and on the terms established by the compensation committee. The compensation committee also determines when options expire, subject to the limitation that the term of an option may be no more than 10 years from the grant date (and, in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, no more than 5 years).

The exercise price of each option granted under the 1999 Plan must be paid in full at the time of exercise. The exercise price for incentive stock options may be paid in cash or cash equivalents or as expressly provided for in the applicable stock option agreement. In the case of nonstatutory options, the exercise price may be paid in any form as determined by the compensation committee, including, but not limited to, cash, check, promissory note, surrender of shares that meet conditions established by the compensation committee to avoid adverse accounting consequences, or through a brokered cashless exercise program.

The compensation committee, at its sole discretion, may offer a participant an opportunity to receive a grant of nonstatutory options in consideration of a voluntary reduction in their cash compensation. The compensation committee may offer to buy out previously granted options at any time.

Stock Appreciation Rights

A stock appreciation right is an award that allows the participant to receive the appreciation in fair market value between the date of the grant and the exercise date for the number of shares as to which the right is exercised. Specifically, a stock appreciation right will entitle the participant the right to receive an amount equal to (1) the number of Shares exercised, times (2) the amount by which the Company’s stock price exceeds the exercise price. The exercise price will be set on the date of grant, but will not be less than 100% of the fair market value (on the date of grant) of the shares covered by the stock appreciation right. An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price. The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in Shares or in cash, or any combination thereof, as the compensation committee may determine.

The compensation committee determines the terms of the stock appreciation right, including when the right becomes exercisable. The committee will determine the number of shares covered by each stock appreciation right, subject to the Section 162(m) limits described above.

Upon the grant of an award of stock appreciation rights, the recipient will receive an award agreement that specifies the terms and conditions of the award, including the number of shares subject to the stock appreciation right and the terms and conditions and restrictions related to the award.

Restricted Shares

Awards of restricted shares are shares that vest in accordance with the terms and conditions established by the compensation committee. The compensation committee will determine the purchase price to be paid for the shares, the number of shares subject to an award of stock purchase rights (subject to the Section 162(m) limits described above), and any other terms and conditions of the award (including vesting schedule). The compensation committee may set vesting terms and restrictions based upon the achievement of Company-wide, subsidiary-wide, departmental, business unit or individual goals (including continued service to the Company), applicable federal or state securities laws or upon any other basis determined by the compensation committee. If the compensation committee desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information).

Restricted Stock Units

Awards of restricted stock units are Shares that vest in accordance with terms and conditions established by the Administrator. The compensation committee determines the number of restricted stock units granted to any employee, consultant or director, subject to the Section 162(m) limits described above. The compensation committee will determine the purchase price to be paid for the shares, and any other terms and conditions of the award (including the vesting schedule). In determining the vesting schedule for any such Award, the Administrator may impose whatever conditions to vesting it determines to be appropriate. The number of restricted stock units paid out to the participant will depend on the extent to which the vesting criteria are met. The compensation committee may set vesting terms and restrictions based upon the achievement of Company-wide, subsidiary-wide, departmental, business unit or individual goals (including continued service to the Company), applicable federal or state securities laws or upon any other basis determined by the compensation committee. If the compensation committee desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information).

Upon satisfying the applicable vesting criteria, the participant shall be entitled to the payout specified in the award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the compensation committee may reduce or waive any vesting criteria that must be met to receive a payout. Earned restricted stock units are payable in shares. On the date set forth in the award agreement, all unearned restricted stock units will be forfeited to the Company.

Deferral of Delivery of Shares

Shares acquired upon exercise (or vesting, as applicable) or grant of an award may be converted into amounts credited to a deferred compensation account established for the optionee. The compensation committee establishes the rules and procedures of any deferrals under the 1999 Plan, and such rules and procedures generally will comply with the requirements of Section 409A of the Internal Revenue Code.

Golden Parachute Excise Tax

If any payments under the 1999 Plan to or for the benefit of a participant would give rise to the excise tax under Section 280G of the Internal Revenue Code, such payments will be reduced to an amount that would not give rise to the excise tax.

Change of Control

In the event the Company is a party to a merger or other reorganization, outstanding options and restricted shares will be subject to the agreement of merger or reorganization, which will provide (i) for the continuation of outstanding awards if the Company is the surviving corporation, (ii) for the assumption or substitution of outstanding awards by the surviving corporation, (iii) full exercisability and vesting of outstanding awards, and the accelerated expiration of such awards, or (iv) for the cash-out of outstanding awards. In addition, the Compensation Committee may determine, either at the time of granting an award or thereafter, that in the event of a “change in control” of the Company, each outstanding option and restricted share immediately will vest and become exercisable (if applicable) as to all of the shares (or cash) subject to the option or restricted shares; provided however, that in the case of incentive stock options granted before the date of the Board’s approval of the amendment and restatement of the 1999 Plan, no acceleration of vesting will occur without the optionee’s written consent.

Limited Transferability of Awards

Awards granted under the 1999 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Performance Goals

We have designed the 1999 Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the compensation committee (in its discretion) may make performance goals applicable to a participant with respect to an award. At the compensation committee’s discretion, one or more of the following performance goals may apply (all of which are defined in the Plan): annual revenue, cash position, earnings per share, net income and operating cash flow, operating income, return on assets, return on equity, return on sales and total stockholder return.

Any criteria used may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (3) on a per-share basis, (4) against the performance of the Company as a whole, a business unit or product line of the Company or against specific markets, and/or (5) on a pre-tax or after-tax basis. The Administrator also will adjust any evaluation of performance under a performance goal to exclude (i) any extraordinary non-recurring items, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 1999 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.    A participant generally does not recognize taxable income upon grant of a nonstatutory stock option. Upon exercise, the participant generally recognizes ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares is capital gain or loss. As a result of Section 409A of the Internal Revenue Code (“Section 409A”), however, nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock may be taxable to a participant before he or she exercises an award. As of the date of this proxy, how such awards will be taxed is unclear.

Incentive Stock Options.    A participant does not recognize taxable income upon the grant or exercise of an incentive stock option (except for purposes of the alternative minimum tax, in which case taxation upon exercise is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price is taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally recognizes ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any further gain or loss is capital gain or loss.

Stock Appreciation Rights.    A participant generally will not recognize taxable income upon the grant of a stock appreciation right. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss. As a result of Section 409A, however, stock appreciation rights granted with an exercise price below the fair market value of the underlying stock may be taxable to a participant before he or she exercises and an award. As of the date of this proxy, how such awards will be taxed is unclear.

Restricted Shares.    A participant does not recognize taxable income upon grant of restricted shares. Instead, he or she recognizes ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares. Alternatively, a participant instead may elect to be taxed at the time of grant.

Restricted Stock Units.    A participant will not recognize taxable income upon grant of restricted stock units unless he or she elects to be taxed at that time. Instead, he or she generally will recognize ordinary income at the time of vesting equal to the fair market value of the shares on the vesting date less the amount, if any, paid for the shares.

Tax Effect for the Company.    The Company generally will be entitled to a tax deduction in connection with an award in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option), unless limited by Section 162(m) of the Internal Revenue Code. As discussed above, Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to our chief executive officer and to each of our four most highly compensated executive officers. However, the 1999 Plan has been amended to permit the compensation committee to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such awards.

Amendment and Termination of the 1999 Plan

The Board generally may amend or terminate the 1999 Plan at any time and for any reason. Amendments will be contingent on stockholder approval if required by applicable law, stock exchange listing requirements, or if so promised by the Board. The 1999 Plan will remain in effect until terminated by the Board.

Plan Benefits

The number of awards (if any) that an employee, consultant, or director may receive under the 1999 Plan is in the discretion of the compensation committee and therefore cannot be determined in advance. Our executive officers and directors have an interest in this proposal because they are eligible to receive awards under the 1999 Plan. The following table presents certain information with respect to awards granted under the 1999 Plan during the fiscal year ended December 31, 2005 to (i) our Chief Executive Officer and our other four most highly compensated executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees as a group, other than executive officers. This information regarding grants for the fiscal year ended December 31, 2005 is for illustration only and may not be indicative of grants actually made in the future under the 1999 Plan:

Name and Position	Number of Shares
Kevin A. DeNuccio	—
Ebrahim Abbasi	75,000
Georges Antoun	75,000
Thomas L. Cronan, III	50,000
Scott Marshall	65,000
Executive Group	265,000
Non-Executive Director Group	125,000
Non-Executive Officer Employee Group	4,008,896

As of March 31, 2006, the closing price of our common stock on the Nasdaq National Market was $21.69 per share.

Summary

We believe that the approval of the amendment to the 1999 Plan is essential to our continued success. Our employees are our most important asset. Awards such as those provided under the 1999 Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain, and motivate people whose skills and performance are critical to our success. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors. The increase in the reserve of common stock available under the 1999 Plan will enable us to grant such awards to executives, other eligible employees and our non-employee directors with the opportunity to purchase shares of our common stock. In addition, as noted above, a favorable vote for this proposal will allow us to continue to deduct executive compensation in excess of $1 million and provide us with potentially significant future tax benefits and associated cash flows. An unfavorable vote for this proposal would disallow any future tax deductions for executive compensation in excess of $1 million paid to our chief executive officer and our four other most highly compensated employees pursuant to the 1999 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF

PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth the beneficial ownership of Redback common stock and Series B convertible preferred stock as of March 15, 2006, except where otherwise indicated, by:

•	each person who is known by us to beneficially own more than 5% of our common stock or 5% of our Series B convertible preferred stock;

•	each of Redback’s directors, nominees and the executive officers named in the Summary Compensation Table below; and

•	all of our current directors and executive officers as a group.

Except as otherwise indicated, based on information furnished by the beneficial owners of the common stock and the Series B convertible preferred stock listed below, we believe that such owners have sole voting and investment power with respect to such shares. Except as otherwise indicated, the percentage of beneficial ownership for the following table is based on 56,644,940 shares of common stock and 651,749 shares of Series B convertible preferred stock outstanding as of March 15, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common stock subject to warrants or options that are exercisable within 60 days of March 15, 2006 are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated, and subject to community property laws where applicable, the persons in the table below have sole voting and investment power with respect to all common stock or Series B convertible preferred stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Redback Networks Inc., 300 Holger Way, San Jose, California 95134.

Name and Address	Number of Shares of Common Stock Beneficially Owned as of March 15, 2005	Percentage of Shares of Common Stock Outstanding
Quattro Global Capital, LLC (1) 546 5th Avenue 19th Floor New York, NY 10036	9,045,843	14.32%
John Drew (2)	9,220,386	14.23%
TCV IV, L.P. and TCV IV Strategic Partners, L.P. (3) 528 Ramona Street Palo Alto, CA 94301	9,219,363	14.23%
Kopp Investment Advisors, LLC 7701 France Avenue South, Suite 500, Edina, MN 55435	5,921,903	9.38%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	5,308,850	8.41%
David C. Friezo (4)	3,046,700	4.82%
Kevin A. DeNuccio (5)	1,513,706	2.34%
Georges Antoun (6)	351,691	*
Thomas L. Cronan, III (7)	114,471	*
Ebrahim Abbasi (8)	194,269	*
Scott Marshall (9)	189,790	*
William H. Kurtz (10)	44,295	*
Roy D. Behren (11)	67,689	*
Paul Giordano (12)	76,023	*
Martin A. Kaplan (13)	68,856	*
All executive officers, directors and nominees as a group (11 individuals)	14,885,876	19.89%

*	Represents beneficial ownership of less than 1%.

(1)	These shares were held by Creedon Keller & Partners until February 14, 2006 when such shares were transferred to Quattro Global Capital, LLC (“Quattro”) as reflected on the Schedule 13G filed by Quattro on February 14, 2006. Paul Giordano, Chairman of the Board of the Company, was a Managing Director of Creedon Keller & Partners until June 2005, and may have been deemed to have beneficial ownership of shares held by Creedon Keller & Partners until that time.

(2)	Consists of options held by John Drew to purchase 1,023 shares of Redback’s common stock that are exercisable within 60 days of March 15, 2005 and 9,219,363 shares of common stock (including the 651,749 shares of Series B convertible preferred stock) beneficially owned by TCV IV as detailed in footnote 3 below. Mr. Drew is a member of TCM IV, which is the sole general partner of TCV IV. Technology Crossover Management IV, L.L.C. (“TCM IV”), a Delaware limited liability company, is the sole general partner of TCV IV, L.P. and TCV IV Strategic Partners, L.P. (together “TCV IV”). TCM IV and Mr. Drew disclaim beneficial ownership of the TCV IV shares except to the extent of their pecuniary interests therein.

(3)	Consists of 6,517,490 shares issuable upon conversion of 651,749 shares of Series B convertible preferred stock (representing beneficial ownership of 100% of the outstanding shares of such class of stock) and 1,629,373 shares issuable upon exercise of certain warrants with an exercise price of $5 per share. TCV IV, L.P. is the record holder of 628,320 shares of Series B convertible preferred stock, 1,033,946 shares of common stock and warrants to purchase 1,570,800 shares of common stock, and TCV IV Strategic Partners, L.P. is the record holder of 23,429 shares of Series B convertible preferred stock, 38,554 shares of common stock and warrants to purchase 58,573 shares of common stock. Mr. Drew is a non-managing member of TCM IV, and Mr. Drew and TCM IV disclaim beneficial ownership of these shares except to the extent of their respective pecuniary interests therein. The total percentage of common stock outstanding for TCV IV is calculated on an as converted basis with the number of warrants and Series B preferred shares added to both the numerator and the denominator.

(4)	Consists of (i) 2,729,174 shares of common stock controlled by Lydian Overseas Partners Master Fund, Ltd., and beneficially owned by funds to which Lydian Overseas Partners Master Fund, Ltd. acts as investment advisor, (ii) 316,417 shares of common stock controlled by Lydian Global Opportunities Master Fund, Ltd., and beneficially owned by funds to which Lydian Global Opportunities Master Fund, Ltd. acts as investment advisor (iii) 21 shares of common stock personally owned by Mr. Friezo, (iv) warrants to purchase 22 shares of common stock with an exercise price of $5 per share and warrants to purchase 23 shares of common stock with an exercise price of $9.50 per share, and (v) options held by Mr. Friezo to purchase 1,023 shares of Redback common stock that are exercisable within 60 days of March 15, 2005. Mr. Friezo is the managing member and controlling holder of Lydian Capital Advisors L.L.C., which is the general partner of Lydian Asset Management, L.P., and may be deemed to control shares beneficially owned by funds to which Lydian Asset Management, L.P., acts as investment advisor.

(5)	Consists of (i) 33,449 shares of common stock, (ii) warrants to purchase 531 shares of common stock with an exercise price of $5 per share and warrants to purchase 560 shares of common stock with an exercise price of $9.50 per share, and (iii) options to purchase 1,479,166 shares of common stock that are exercisable within 60 days of March 15, 2006.

(6)	Consists of (i) 8,109 shares of common stock, (ii) warrants to purchase 172 shares of common stock with an exercise price of $5 per share and warrants to purchase 182 shares of common stock with an exercise price of $9.50 per share, and (iii) options to purchase 343,228 shares of common stock that are exercisable within 60 days of March 15, 2006.

(7)	Consists of (i) 9 shares of common stock, (ii) warrants to purchase 9 shares of common stock with an exercise price of $5 per share and warrants to purchase 9 shares of common stock with an exercise price of $9.50 per share, and (iii) options to purchase 114,444 shares of common stock that are exercisable within 60 days of March 15, 2006. Mr. Cronan has informed the Company that he has entered into a written stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 to sell up to 70,000 shares of the Company’s common stock issuable upon the exercise of stock options. The plan provides for sales of specific numbers of shares within specified price ranges in specified timeframes, subject to certain limitations. Sales pursuant to his plan may take place between May 15, 2006 and January 14, 2007.

Rule 10b5-1 plans are permitted under the Company’s Insider Trading Policy and this plan was established during one of the Company-established trading windows during which employees and directors may trade in Company securities. Except as may be required by law, the Company does not undertake to report written trading plans established by other Company employees, officers or directors, nor to report modifications, terminations, transactions or other activities under Mr. Cronan’s plan or the plan of any other employee, officer or director. Mr. Cronan has confirmed to the Company that, as required by securities laws, he will promptly publicly disclose any option exercises and/or stock sales made under the plan

(8)	Consists of options to purchase 194,269 shares of common stock that are exercisable within 60 days of March 15, 2006.

(9)	Consists of options to purchase 136,790 shares of common stock that are exercisable within 60 days of March 15, 2006.

(10)	Consists of (i) 2,084 shares of restricted common stock and (ii) options to purchase 42,211 shares of common stock that are exercisable within 60 days of March 15, 2006. Mr. Kurtz has informed the Company that he has entered into a written stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 to sell up to 18,750 shares of the Company’s common stock representing shares of restricted stock granted to Mr. Kurtz upon joining the board of the Company. The plan provides for sales of specific numbers of shares at the time such shares vest, subject to certain limitations. Sales pursuant to his plan may take place between November 14, 2004 and April 14, 2006.

Rule 10b5-1 plans are permitted under the Company’s Insider Trading Policy and this plan was established during one of the Company-established trading windows during which employees and directors may trade in Company securities. Except as may be required by law, the Company does not undertake to report written trading plans established by other Company employees, officers or directors, nor to report modifications, terminations, transactions or other activities under Mr. Kurtz’s plan or the plan of any other employee, officer or director. Mr. Kurtz has confirmed to the Company that, as required by securities laws, he will promptly publicly disclose any option exercises and/or stock sales made under the plan.

(11)	Consists of (i) 25,000 shares of restricted common stock and (ii) options to purchase 42,689 shares of common stock that are exercisable within 60 days of March 15, 2006.

(12)	Consists of (i) 75,000 shares of restricted common stock and (ii) options to purchase 1,023 shares of common stock that are exercisable within 60 days of March 15, 2006

(13)	Consists of (i) 25,000 shares of restricted common stock and (ii) options to purchase 41,856 shares of common stock that are exercisable within 60 days of March 15, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers and persons who hold more than ten percent of Redback’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of Redback securities and their transactions in such securities. Based upon copies of Section 16(a) reports that Redback received from such persons for their 2005 fiscal year transactions in Redback securities, Redback believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by each person who, at any time during the 2005 fiscal year, was a Redback executive officer, Board member or greater than ten-percent stockholder. In making these statements, Redback has relied upon examination of copies of Forms 3, 4 and 5 provided to Redback and the written representations of its directors and officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation, for the fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003, earned by Redback’s Chief Executive Officer and the four other most highly compensated executive officers who were serving as such at the end of the fiscal year ended December 31, 2005. In connection with our emergence from bankruptcy, all of the options held by these executive officers as of January 2, 2004 were cancelled and are no longer outstanding. The share amounts listed below in years 2003 do not reflect the approximate 73-to-1 reverse stock split that occurred on January 2, 2004.

					Long-Term Compensation Awards		All Other Compensation ($)(1)
					Securities Underlying Options (#)	Restricted Stock Awards ($)
Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)
Kevin A. DeNuccio President and Chief Executive Officer	2005 2004 2003	500,000 500,000 500,000	140,625 — —		— 1,775,000 —	— — —	11,736 14,699 17,559

Ebrahim Abbasi Senior Vice President of Operations, Information Technology and Customer Service	2005 2004 2003	325,000 275,000 265,000	87,547 50,000 —		75,000 325,000 150,000	— — —	11,693 11,394 7,828

Georges Antoun Senior Vice President of World Wide Field Operations	2005 2004 2003	300,000 300,000 300,000	270,552 210,372 185,824	(2) (2) (2)	75,000 425,000 —	— — —	18,107 17,579 17,343

Thomas L. Cronan, III Senior Vice President of Finance & Administration and Chief Financial Officer	2005 2004 2003	275,000 275,000 271,875	74,078 40,000 —		50,000 275,000 644,659	— — —	17,882 17,507 17,235

Scott Marshall Senior Vice President of Engineering and Product Management	2005 2004 2003	325,000 81,250 —	167,578 140,625 —	(3)	65,000 325,000 —	— — —	79,736 13,361 —	(4) (4)

(1)	Represents life insurance and health insurance premiums paid by Redback. In addition, the amount for Mr. Abbasi in 2003 represents an ESPP disposition of $2,068.

(2)	Mr. Antoun’s bonus compensation includes commissions.

(3)	Represents a $100,000 bonus paid upon commencement of employment and $40,625 which is a quarterly payment of his first year bonus in the amount of $162,500.

(4)	Includes $71,506 and $11,542 for housing, car rental payments, and personal travel for the fiscal years 2005 and 2004, respectively.

Option Grants in Last Fiscal Year

The following table contains information concerning the stock option grants made to each of the named officers during the fiscal year 2005. No stock appreciation rights were granted during such year. In connection with our emergence from bankruptcy, all of the options held by these executive officers as of January 2, 2004 were cancelled and are no longer outstanding.

	Individual Grants (1)		Exercise Price ($/ Share)	Expiration Date
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year (2)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5% ($)	10% ($)
Kevin A. DeNuccio	—	—%	$—	—	—	—
Ebrahim Abbasi	75,000	1.8%	$6.32	6/08/2015	298,000	755,500
Georges Antoun	75,000	1.8%	$6.32	6/08/2015	298,000	755,500
Thomas L. Cronan III	50,000	1.2%	$6.32	6/08/2015	198,750	503,500
Scott Marshall	65,000	1.5%	$6.32	6/08/2015	258,500	654,750

(1)	The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a same-day sale of the purchased shares. Generally, the options have a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with Redback. The options vest in full in the event of the optionee’s death, and vesting accelerates by 12 months in the event that the optionee’s service terminates because of disability. Under each of the options, the option shares will vest upon an acquisition of Redback by merger or asset sale, unless the acquiring company assumes the options. Certain options may accelerate even if they are assumed, as described below under “Employment Contracts and Change in Control Arrangements.”

(2)	Based on an aggregate of 4,273,968 shares granted to Redback employees during 2005.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of Redback’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option holdings as of December 31, 2005 with respect to each of the named officers. No stock appreciation rights were outstanding at the end of 2005.

	Number of Shares Acquired On Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin A. DeNuccio	—	—	1,294,270	480,730	$12,243,794	$4,547,706
Ebrahim Abbasi	—	—	227,603	172,397	2,117,875	1,483,125
Georges Antoun	—	—	291,145	208,855	2,709,420	1,810,580
Thomas L. Cronan, III	110,000	630,259	102,977	112,023	963,412	984,488
Scott Marshall	88,000	766,050	96,166	205,834	997,883	2,022,157

(1)	The value of underlying securities is based on the $14.06 per share closing price of Redback’s common stock on December 31, 2005.

Employment Contracts and Change in Control Arrangements

Redback’s employment agreement with Mr. DeNuccio is described in the “Report of the Compensation Committee of the Board of Directors—CEO Compensation.”

In October 2001, we entered into a letter agreement with Ebrahim Abbasi, our Senior Vice President of Operations, Information Technology and Customer Service, that provides that if there is a change in control and Mr. Abbasi is subsequently terminated without cause, or the nature and scope of his service to us is involuntarily reduced (including a material reduction in his employment responsibilities), an additional twelve (12) months of his option shares shall become vested. In connection with such a termination following a change in control, Mr. Abbasi will also receive up to 12 months of salary continuation. .

In a letter agreement in March 2003 and a subsequent amendment in January 2004, Redback agreed with Georges Antoun, Senior Vice President of Worldwide Sales, that if there is a change in control and Mr. Antoun is subsequently terminated without cause, or the nature and scope of his service to us is involuntarily reduced (including a material reduction in his employment responsibilities), 100% of his option shares shall vest. In addition, the Company shall also continue his base pay (at the rate in effect at the time of the termination of his employment) for a period of 12 months following the termination of his employment or, if earlier, until he secures new employment at similar compensation.

In January 2003, we entered into a letter agreement with Thomas Cronan III, our Senior Vice President and Chief Financial Officer, that provides that if there is a change in control and Mr. Cronan is subsequently terminated without cause, or the nature and scope of his service to us is involuntarily reduced (including a material reduction in his employment responsibilities), an additional twenty-five percent of his option shares shall vest. In addition, the Company shall also continue his base pay (at the rate in effect at the time of the termination of his employment) for a period of 12 months following the termination of his employment or, if earlier, until he secures new employment at similar compensation.

In September 2004, we entered into a letter agreement with Scott Marshall, our Senior Vice President of Engineering and Product Management, that provides that if there is a change in control, an additional twelve (12) months of unvested options shall vest. In addition, if within twelve (12) months following such change in control, Mr. Marshall is subsequently terminated without cause, or the nature and scope of his service to us is involuntarily reduced (including a material reduction in his employment responsibilities), Mr. Marshall will receive twelve (12) months of his base salary.

None of Redback’s executive officers currently have employment agreements with Redback for a specific term, and they may resign or be terminated at any time. The compensation committee, as administrator of the 1999 Stock Incentive Plan, may provide for accelerated vesting of the shares of common stock subject to outstanding options held by any executive officer of Redback in connection with certain changes in control of Redback. The accelerated vesting may be conditioned on the termination of the individual’s employment or reduction in scope of employment responsibilities following the change in control event.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation committee of Redback’s Board of Directors is composed exclusively of non-employee, independent directors and has the exclusive authority to establish the compensation program for the Chief Executive Officer and other officers of Redback, including the executive officers listed on the Summary Compensation Table appearing on page 21. Each member of the compensation committee is independent under the NYSE rules as currently in effect, is an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and is a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

The compensation committee oversees and administers Redback’s 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan. In addition, the compensation committee has the responsibility for approving the bonus programs to be in effect for the Chief Executive Officer and other executive officers. The compensation committee regularly evaluates the effectiveness of the compensation program in linking performance and executive pay. Additionally, the compensation committee is routinely consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly. The compensation committee held four meetings during the fiscal year ended December 31, 2005 and acted by unanimous written consent in lieu of a meeting on twenty occasions.

General Compensation Policy.    The objective of Redback’s executive compensation program is to align executive compensation with Redback’s long- and short-term business objectives and performance. Additionally, it is imperative that executive compensation enables Redback to attract, retain, and motivate qualified executives who are able to contribute to the long-term success of Redback. Among the factors considered by the compensation committee in determining executive officer compensation levels are the ability to recruit individuals with the necessary talents and the need to retain and motivate the executives in a highly competitive market. Upon such review of executive compensation, the compensation committee believed the executive compensation was at the appropriate levels during the 2005 fiscal year. The following guidelines are utilized to guide Redback’s executive compensation decisions:

–	Risk and Reward. Executive compensation should be tied to individual and company performance and individual contributions to the success of Redback.

–	Pay for Performance. If an executive or the company performs at a higher level, then the executive should be rewarded with a higher level of compensation. Similarly, if performance is below expectations, then there should be a lower level of compensation, or there may be no variable compensation.

–	Compensate Competitively. Redback compares its compensation programs to those of other companies of comparable size and in similar industries and establishes compensation programs that are substantially at market. During 2005, we participated in several competitive pay surveys with compensation consulting firms. This data was utilized to assess our competitive position that we believe best represents our industry, size, and phase of growth. This information was also used to determine new hire starting salaries, and provide a market view as we endeavor to maintain competitive pay levels to attract, retain, and motivate our valued employees. The compensation committee, with management assistance, refers to external benchmarks as part of its due diligence in determining salary and bonus amounts, including peer group companies, and information provided by an independent, third-party compensation consultant.

During 2005, Redback’s executive compensation program included these key elements:

–	Base Salary. Redback establishes the base salaries of its executives based on competitive market practices derived from published compensation survey data for the industry. For 2005, the Compensation Committee evaluated the base salaries of the executive officers relative to comparable positions in the published surveys as well as the individual performance of the executive officer.

–	Management Incentive Plans. The Company has an executive incentive plan applicable to the Section 16 reporting officers (other than the Senior Vice President of Worldwide Sales who is subject to a sales-based incentive plan described below). The executive incentive plan has two equally weighted (50%) performance criteria related to achievement of certain levels of revenue and achievement of net income (loss) targets. No bonuses will be paid under the Plan unless the net income (loss) targets are achieved for the applicable period. Achievement of targets under the Plan are measured by the Compensation Committee and paid on a quarterly basis. The target range for bonuses payable to the senior executive officers is between 50% and 100% of their respective annual base salary, and the actual bonus payable in any given quarter may be lower or higher (up to a maximum of 125% of the target bonus range), within the discretion of the Compensation Committee, depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Compensation Committee. In fiscal year 2005, awards under the plan reflected the Company’s performance against these goals along with recognition of individual contribution. In addition, the Company has established a separate incentive plan for the Senior Vice President of Worldwide Sales. This plan was approved by the Compensation Committee for 2006 and thereafter unless otherwise modified by the Compensation Committee. It provides for variable compensation targeted at 100% of Mr. Antoun’s salary and is based on commission payments, which are based on a percentage of the net revenue and bookings achieved by Redback, and bonus payments based upon a set of quarterly business objectives including, without limitation, certain expense and margin targets. The CEO approves the achievement of the bonus component against the Compensation Committee approved criteria on a quarterly basis. Variable compensation for Mr. Antoun may be higher or lower than the stated target based upon the extent to which actual performance meets, exceeds or falls short of the goals approved by the Compensation Committee.

–	Equity-Based Incentives. Stock options are designed to align the interests of each executive with those of the stockholders. Each year, the compensation committee determines the grant to executives of stock option awards. The compensation committee believes that stock options provide added incentive for executives to influence the strategic direction of Redback and to create value for customers, stockholders and employees. Options are typically granted at fair market value and typically have four-year vesting periods, contingent upon the executives’ continued employment with Redback. The number of stock option shares that are granted to individual executives is based on demonstrated performance and independent survey data reflecting competitive market practice. Specifically, for each executive, we reviewed (i) the competitive market data for the combination of base pay, bonus and stock options; (ii) the individual performance of the executive in the executive’s position, (iii) the long term value the executive creates for Redback; and (iv) the number of shares previously awarded to the executive.

CEO Compensation.    For fiscal year 2005, the compensation committee retained Mr. DeNuccio’s existing compensation package consisting of a base salary of $500,000 and a target bonus of 100% of his base salary. Based upon the compensation committee’s review of the Company’s financial results and its attainment of stated performance metrics under the Company’s management bonus plan, as well as Mr. DeNuccio’s own contribution to those results, the committee approved a bonus payment to Mr. DeNuccio of $140,625.00 for the fourth quarter of fiscal year 2005.

On August 29, 2001, the Company entered into a letter agreement with Kevin DeNuccio, our Chief Executive Officer, President and Director, that provides that if Mr. DeNuccio is terminated for reasons other than cause or voluntarily resigns for good reason, he is to receive his base salary for a 12-month period in a lump sum payment and his target bonus for that year. In addition, in the event of such termination, the agreement provides that his stock options will remain exercisable for a period of twelve months following any termination after his first year of employment. The agreement further provides that if there is a change in control that occurs during Mr. DeNuccio’s employment with Redback, 100% of his options will vest. In addition, if any payment or distribution of any type to Mr. DeNuccio by the Company in connection with a change in control would be subject to excise tax imposed by section 4999 of the Internal Revenue Code or related interest or penalties,

Mr. DeNuccio is entitled to an additional gross-up payment to cover the cost of such tax or related interest or penalties (provided, however, that the Company may reduce total payments to Mr. DeNuccio by up to $100,000 if such reduction would eliminate such excise tax).

New Accounting Rules.    Commencing with our 2006 fiscal year, we are required to account for our equity compensation awards under FAS 123R. Under FAS 123R we are required to record a compensation expense in connection with equity awards to our associates and members of the Board of Directors. We actively consider the potential impact of the changes in the financial accounting treatment of equity compensation arrangements on the company’s reported earnings.

Code Section 162(m).    The compensation committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. This section also provides for certain exemptions to this limitation, specifically compensation that is performance based within the meaning of Section 162(m). In order to preserve our ability to deduct the compensation income associated with equity compensation granted to such persons, our 1999 Plan, if Proposal Three is approved by our stockholders, provides that no employee may be granted, in any of one fiscal year, options or stock appreciation rights to purchase more than 3,000,000 shares of common stock (increased to 6,000,000 shares of common stock in connection with an employee’s initial employment) and no more than 1,500,000 shares of restricted stock or restricted stock units (increased to 3,000,000 shares of common stock in connection with an employee’s initial employment). Moreover, if Proposal Three is adopted, the compensation committee will have the flexibility to award restricted stock and restricted stock units that qualify as deductible performance-based compensation for Section 162(m) purposes. Although Redback does not have a policy requiring the compensation committee to qualify all compensation for deductibility under this provision, the compensation committee does consider the impact of this rule when designing and implementing its executive compensation programs. We did not forego any corporate tax deductions for our 2005 fiscal year on account of Section 162(m).

Compensation Committee

John L. Drew
Paul Giordano
Martin A. Kaplan

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of the Board of Directors of Redback serves as the representative of the Board for general oversight of Redback’s financial accounting and reporting process, systems of internal control, audit process, and process for monitoring compliance with laws and regulations and Redback’s standards of business conduct. Redback’s management has primary responsibility for preparing Redback’s financial statements and Redback’s financial reporting process. Redback’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion as to whether Redback’s financial statements are prepared in accordance with accounting principles generally accepted in the United States.

In this context, the audit committee hereby reports as follows:

1.    The audit committee has reviewed and discussed the financial statements with Redback’s management.

2.    The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as modified or supplemented.

3.    The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees) and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

4.    Based on the review and discussions referred to in paragraphs 1 through 3 above, the audit committee recommended to the Board of Directors of Redback that the audited financial statements be included in Redback’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee

Roy D. Behren Martin A. Kaplan William H. Kurtz

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on Redback’s common stock between December 31, 2000 (the date Redback’s common stock commenced public trading) and December 31, 2005 with the cumulative total return of (i) the Nasdaq Composite Index and (ii) the RDG Technology Composite, over the same period. This graph assumes the investment of $100 on December 31, 2000 in Redback’s common stock, the Nasdaq Composite Index and the RDG Technology Composite, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. Redback cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of Redback’s common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG REDBACK NETWORKS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE RDG TECHNOLOGY COMPOSITE INDEX

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

Redback effected its initial public offering of common stock on May 18, 1999 and effected 2-for-1 forward stock splits in August 1999 and April 2000. The graph above reflects the foregoing forward stock splits and an approximate 73-to-1 reverse stock split that occurred as of January 2, 2004.

Notwithstanding anything to the contrary set forth in any of Redback’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by Redback under those statutes, the compensation committee report and stock performance graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Redback under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification of Officers and Directors

Redback’s certificate of incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

Redback’s bylaws provide that Redback shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Redback has also entered into indemnification agreements with its officers and directors containing provisions that may require Redback, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Certain Relationships and Related Transactions with Officers and Directors

Since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions in which Redback was or is to be a party in which the amount involved exceeds $60,000 and in which any person who is a director or executive officer of Redback had or will have a direct or indirect interest, or any business relationship requiring disclosure under Item 404(b) of Regulation S-K.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of our stockholders that are intended to be presented by such stockholders at next year’s annual meeting and that such stockholders desire to have included in Redback’s proxy materials relating to the 2006 annual meeting must be received by Redback at its offices at 300 Holger Way, San Jose, California 95134, Attn: Corporate Secretary, no later than December 11, 2006, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement. Such proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

The Securities and Exchange Commission rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in Redback’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the year 2007 annual meeting is February 26, 2007 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, Redback’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at Redback’s year 2007 annual meeting.

Redback has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting, including any stockholder proposals received after the Discretionary Vote Deadline for this year’s annual meeting, which was March 6, 2006.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

Kevin A. DeNuccio President and Chief Executive Officer

San Jose, California

April 10, 2006

Appendix A

REDBACK NETWORKS INC.

1999 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF MAY 11, 2006)

i

ii

Appendix A

REDBACK NETWORKS INC.

1999 STOCK INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The Plan was adopted by the Board effective as of the date of the Company’s initial public offering. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Options (which may constitute incentive stock options or nonstatutory stock options), Restricted Stock Units and Stock Appreciation Rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

2.1 Committee Composition.    The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

2.2 Committee Responsibilities.    The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards (including, but not limited to, exercise price and any acceleration or waiver of forfeiture restrictions, and any other restrictions regarding an Award or the Common Shares relating thereto), (c) interpret the Plan and the Awards, (d) to approve forms of Award Agreement for use under the Plan, (e) to create sub-plans or Plan addendums for the purpose of satisfying Applicable Laws, meeting the objectives of the Plan, and/or qualifying for preferred tax treatment under foreign tax laws, (f) to prescribe, amend, interpret and rescind rules and regulations relating to the administration, interpretation and application of the Plan that are consistent therewith, including rules and regulations relating to sub-plans or Plan addendums, (g) to modify or amend each Award (subject to Sections 6.6 and 17.2 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan, (h) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee, and (i) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3 Committee for Non-Officer Grants.    The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant

Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation.    Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. Subject to Section 3.2, the aggregate number of Common Shares awarded under the Plan shall not exceed 11,111,864 except for the permitted increases provided for in Section 3.2 below. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 11.

3.2 Increase in Shares.    On May 6, 2006 and May 6, 2007, the aggregate number of Common Shares that may be awarded under the Plan shall automatically increase by 4,611,582 and 3,000,000 Common Shares respectively, resulting in an aggregate number of 21,822,642 Common Shares available under the Plan.

3.3 Additional Shares.    If Awards granted under this Plan expire, are forfeited or repurchased, or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Awards under this Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited. Common Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Restricted Shares, or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Common Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Award shall become available for future grant or sale under the Plan. With respect to SARs, only Common Shares actually issued pursuant to an SAR shall cease to be available under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan.

ARTICLE 4. ELIGIBILITY.

4.1 Awards Other than ISOs.    Only Employees, Outside Directors and Consultants shall be eligible for the grant of NSOs, Restricted Shares, Restricted Stock Units and Stock Appreciation Rights.

4.2 Incentive Stock Options.    Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

ARTICLE 5. CODE SECTION 162(M) PROVISIONS.

5.1 Option and SAR Annual Share Limit.    No Participant shall be granted, in any Fiscal Year, Options or SARs covering an aggregate of more than three million Common Shares; provided, however, that such limit shall be six million in the Fiscal Year in which the Participant’s employment first commences. The limits in this Section 5.1 are subject to adjustment under Article 11.

5.2 Restricted Share and Restricted Stock Unit Annual Limit.    No Participant shall be granted, in any Fiscal Year, more than 1,500,000 Common Shares in the aggregate of the following: (i) Restricted Shares or (ii) Restricted Stock Units; provided, however, that such limit shall be three million Shares in the Fiscal Year in which the Participant’s employment first commences. The limits in this Section 5.2 are subject to adjustment under Article 11.

5.3 Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Shares or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Shares or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Shares or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

ARTICLE 6. OPTIONS.

6.1 Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Article 8.2.

6.2 Number of Shares.    Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, subject to the limits set forth in Section 5.1 and shall provide for the adjustment of such number in accordance with Article 11.

6.3 Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price; provided that the per share Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 30% of the Fair Market Value of a Common Share on the date of grant. Notwithstanding the foregoing, in the case of an ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary or any Parent, the per share Exercise Price shall be no less than 110% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding. Notwithstanding the foregoing, Options may be granted with a per share Exercise Price of less than 100% of the Fair Market Value per Common Share on the date of grant pursuant to a merger or other corporate transaction.

6.4 Exercisability and Term.    Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of grant. Moreover, in the case of an ISO granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary or Parent, the term of the ISO shall in no event exceed five (5) years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

6.5 Effect of Change in Control.    The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the following limitations:

(a) In the case of an ISO granted prior to March 31, 2006, the acceleration of exercisability shall not occur without the Optionee’s written consent.

(b) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

In addition, acceleration of exercisability may be required under Section 11.3.

6.6 Modification or Assumption of Options.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

6.7 Buyout Provisions.    The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

6.8 ISO $100,000 Rule.    Each Option shall be designated in the Stock Option Agreement as either an ISO or a NSO. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

(a) of Common Shares subject to a Participant’s ISO granted by the Company or any Subsidiary or Parent, which

(b) becomes exercisable for the first time during any calendar year (under all plans of the Company or any Subsidiary or Parent) exceeds $100,000, such excess Options shall be treated as NSO. For purposes of this Section 6.8, ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of the Common Shares shall be determined as of the time of grant.

ARTICLE 7. STOCK APPRECIATION RIGHTS.

7.1 Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted Employees, Outside Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

7.2 Number of Shares.    The Committee shall have complete discretion to determine the number of SARs granted to any Employee, Outside Director and Consultant, subject to the limits set forth in Section 5.1.

7.3 Exercise of SARs.    SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, will determine.

7.4 SAR Agreement.    Each SAR grant will be evidenced by an Award Agreement that will specify the Exercise Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, will determine; provided, however, that the Exercise Price will not be less than 100% of the Fair Market Value on the date of grant.

7.5 Expiration of SARs.    An SAR granted under the Plan will expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement; provided, however, that no SAR will have a term of more than ten (10) years from the date of grant.

7.6 Payment of SAR Amount.    Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

7.7 Form of Payment.    The Company’s obligation arising upon the exercise of a SAR may be paid in Common Shares or in cash, or in any combination of Common Shares and cash, as the Committee, in its sole discretion, may determine. Shares issued upon the exercise of a SAR shall be valued at their Fair Market Value as of the date of exercise.

7.8 Exercisability; Rights of a Stockholder.    SARs shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee in an Award Agreement; provided, however, that all SARs must be exercised within ten (10) years of the date they become exercisable or they shall automatically expire. The Committee may, at any time, accelerate the exercisability of all or any portion of any SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s service.

7.9 Method of Exercise.    SARs may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased.

The actual or constructive delivery of certificates representing the shares of Stock to be delivered pursuant to the exercise of a Stock Appreciation Right will be contingent upon fulfilling any requirements contained in the Stock Appreciation Right Award or Applicable Laws.

ARTICLE 8. PAYMENT FOR OPTION AND SAR SHARES.

8.1 General Rule.    The entire Exercise Price of Common Shares issued upon exercise of Options and SARs shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 8.

(b) In the case of an NSO or a SAR, the Committee may at any time accept payment in any form(s) described in this Article 8.

8.2 Surrender of Stock.    To the extent that this Section 8.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Participant. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

8.3 Exercise/Sale.    To the extent that this Section 8.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

8.4 Exercise/Pledge.    To the extent that this Section 8.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

8.5 Promissory Note.    To the extent that this Section 8.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

8.6 Other Forms of Payment.    To the extent that this Section 8.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 9. RESTRICTED SHARES.

9.1 Restricted Stock Agreement.    Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical. The Committee shall have complete discretion to determine the number of Restricted Shares granted to any Employee, Outside Director and Consultant, subject to the limits set forth in Section 5.2.

9.2 Payment for Awards.    Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

9.3 Vesting Conditions.    Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

9.4 Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(a) General Restrictions.    The Committee may set restrictions based upon the achievement of Company-wide, Subsidiary-wide, departmental, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(b) Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals.

9.5 Voting and Dividend Rights.    The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 10. RESTRICTED STOCK UNITS.

10.1 Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Committee. Each Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Committee, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant and the number of Restricted Stock Units (subject to the limitations set forth in Section 5.2).

10.2 Value of Restricted Stock Units.    Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Common Share on the date of grant (and therefore shall be the equivalent of one Common Share for purposes of determining the number of Common Shares subject to an Award).

10.3 Vesting Criteria and Other Terms.    The Committee shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

(a) General Restrictions.    The Committee may set vesting criteria based upon the achievement of Company-wide, Subsidiary-wide, departmental, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(b) Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set performance objectives based upon the achievement of Performance Goals.

10.4 Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Committee, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

10.5 Form and Timing of Payment.    Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement. The Committee, in its sole discretion, shall pay earned Restricted Stock Units in Common Shares.

10.6 Cancellation.    On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

ARTICLE 11. PROTECTION AGAINST DILUTION.

11.1 Adjustments.    In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Common Shares available for future Awards under Article 3, (b) the limitations set forth in Article 5, (c) the number of Common Shares covered by each outstanding Award, (d) the Exercise Price or purchase price under each outstanding Award, or (e) the number of Common Shares that may be granted pursuant to ISOs under Article 3. Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2 Dissolution or Liquidation.    To the extent not previously exercised (with respect to Options and SARs) or vested (with respect to all other Awards), all outstanding Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3 Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards. In addition, the Committee may determine, at the time of granting an Award or thereafter, that all or part of such Award shall become vested in the event that a Change in Control occurs with respect to the Company, subject to the restrictions of Sections 6.5 and 9.3.

ARTICLE 12. DEFERRAL OF DELIVERY OF SHARES.

The Committee (in its sole discretion) may permit or require a Participant to have Common Shares that otherwise would be delivered to such Participant as a result of the exercise or grant of an Award converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant. A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such conversion, including (without limitation) the settlement of deferred compensation accounts established under this Article 12. Any deferral pursuant to this Article 12 shall be in accordance with rules and procedures established by the Committee, which rules and procedures shall, unless otherwise determined by the Committee, at all times comply with the requirements of Section 409A of the Code.

ARTICLE 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 14. LIMITATION ON RIGHTS.

14.1 Retention Rights.    Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

14.2 Stockholders’ Rights.    A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option or SAR, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

14.3 Regulatory Requirements.    Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 15. WITHHOLDING TAXES.

15.1 General.    To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

15.2 Share Withholding.    The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 16. LIMITATION ON PAYMENTS.

16.1 Scope of Limitation.    This Article 16 shall apply to an Award only if:

(a) The independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Section 4999 of the Code), will be greater after the application of this Article 16 than it was before the application of this Article 16; or

(b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 16 (regardless of the after-tax value of such Award to the Participant).

If this Article 16 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

16.2 Basic Rule.    In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 16, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

16.3 Reduction of Payments.    If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 16, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 16 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

16.4 Overpayments and Underpayments.    As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

16.5 Related Corporations.    For purposes of this Article 16, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

ARTICLE 17. FUTURE OF THE PLAN.

17.1 Term of the Plan.    The Plan shall become effective on the date of the Company’s initial public offering. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 that was approved by the Company’s stockholders.

17.2 Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not adversely affect any Award previously granted under the Plan, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing (or electronic format) and signed by the Participant and the Company or its Affiliate.

ARTICLE 18. DEFINITIONS.

18.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

18.2 “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

18.3 “Award” means any award of an Option, Stock Appreciation Right, Restricted Share or Restricted Stock Unit under the Plan.

18.4 “Award Agreement” means the agreement between the Company and the recipient of an Award that contains the terms, conditions and restrictions pertaining to such Award.

18.5 “Board” means the Company’s Board of Directors, as constituted from time to time.

18.6 “Cash Position” means as to any Performance Period, the Company’s or business unit’s level of cash and cash equivalents.

18.7 “Change in Control” shall mean:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which 50% or fewer of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

18.8 “Code” means the Internal Revenue Code of 1986, as amended.

18.9 “Committee” means a committee of the Board, as described in Article 2.

18.10 “Common Share” means one share of the common stock of the Company.

18.11 “Company” means Redback Networks Inc., a Delaware corporation.

18.12 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

18.13 “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

18.14 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

18.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

18.16 “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of such Option or SAR, as specified in the applicable Award Agreement.

18.17 “Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

18.18 “Fiscal Year” means a fiscal year of the Company.

18.19 “ISO” means an incentive stock option described in Section 422(b) of the Code.

18.20 “Net Income” means as to any Performance Period, the income after taxes of the Company or a business unit determined in accordance with generally accepted accounting principles, provided that prior to the beginning of the Performance Period, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

18.21 “NSO” means a stock option not described in Sections 422 or 423 of the Code.

18.22 “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

18.23 “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations determined in accordance with generally accepted accounting principles.

18.24 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

18.25 “Optionee” means an individual or estate who holds an Option.

18.26 “Outside Director” shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

18.27 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

18.28 “Participant” means an individual or estate who holds an Award.

18.29 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, and (d) Net Income, (e) Operating Cash Flow (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, and (j) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. The Committee shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or of a business unit or product line of the Company or against specific markets, and/or (v) to the extent not otherwise specified by the definition of the Performance Goal, on a pre-tax or after-tax basis.

18.30 “Performance Period” means the time period of any Fiscal Year or such longer period as determined by the Committee in its sole discretion during which the performance objectives must be met.

18.31 “Plan” means this Redback Networks Inc. 1999 Stock Incentive Plan, as amended from time to time.

18.32 “Restricted Share” means a Common Share awarded under the Plan.

18.33 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

18.34 “Restricted Stock Unit” means an Award granted pursuant to Article 10 of the Plan.

18.35 “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

18.36 “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles

18.37 “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

18.38 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7 of the Plan.

18.39 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

18.40 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

18.41 “Total Stockholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

PROXY	REDBACK NETWORKS INC.	PROXY
300 HOLGER WAY, SAN JOSE, CALIFORNIA 95134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

REDBACK NETWORKS INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2006

The undersigned holder of common stock, par value $0.0001, of Redback Networks Inc. (“Redback”) hereby appoints Kevin A. DeNuccio and Beth Frensilli, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of Redback that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 11, 2006 at 1:00 p.m. local time, at Redback Networks, 300 Holger Way, San Jose, California 95134, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS REDBACK’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF REDBACK EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS, “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS REDBACK’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN AND “FOR” THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

IF YOU ARE VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

REDBACK NETWORKS INC.

Two New Ways to Vote

VOTE BY INTERNET OR TELEPHONE

24 Hours a Day – 7 Days a Week

It’s Fast and Convenient

INTERNET	OR	TELEPHONE	OR	MAIL
www.proxyvoting.com/rbak		1-800-454-8683

• Go to the website listed above.		• Use any touch-tone telephone.		• Mark, sign and date your proxy card.

• Have your proxy card ready.		• Have your proxy card ready.		• Detach your proxy card.

• Enter your Control Number located above your name and address.		• Enter your Control Number located above your name and address.		• Return your proxy card in the postage paid envelope provided.

• Follow the simple instructions on the website.		• Follow the simple recorded instructions.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE Ú

☒	Please mark votes as in this example

1.	To elect the following directors to serve for a term ending upon the 2007 Annual Meeting of Stockholders or until their successors are elected and qualified.

Nominees: 01 Kevin A. DeNuccio; 02 Paul Giordano; 03 Roy D. Behren; 04 John L. Drew; 05 David C. Friezo; 06 Martin A. Kaplan; and 07 William H. Kurtz.

FOR	WITHHELD	For all nominees, except for nominees written below
☐	☐	☐

Nominee exception(s):

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Redback’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To approve an amendment to the 1999 Stock Incentive Plan to increase the number of shares available for issuance under the plan by 3,000,000 shares in 2006 and by 3,000,000 shares in 2007 and to allow awards granted thereunder to continue to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Date: , 2006

(Signature of stockholder)

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Please Detach

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope